EXHIBIT 4.01
                               FORM OF DEBENTURE

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REGISTERED                                                            REGISTERED

R41                                                                   $

                         DYNASIL CORPORATION OF AMERICA
                  10% SUBORDINATED DEBENTURE DUE JUNE 1, 1998

DYNASIL CORPORATION OF AMERICA, a New Jersey corporation (the "Company"), for value received, hereby promises to pay to



                                           SEE REVERSE FOR CERTAIN ABBREVIATIONS


or order on the first day of June, 1998, the principal amount of


                                                                         DOLLARS


in such currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company maintained for that purpose in Camden County, New Jersey, or whereever the Company's headquarters are located (the "Debenture Office"), and to pay interest on the unpaid principal amount hereof from the date hereof at the rate of 10% per annum in like coin or currency, payable at the Debenture Office or, at the option of the Company, by checks deposited in the United States mail, postage prepaid, on June 1 and December 1 in each year commencing December 1, 1988, until the principal amount hereof shall have become due and payment thereof shall have been made or duly provided for. All such payments of interest will be due and made only to the registered holder hereof at the holder's registered address at the close of business on the May 15 or November 15 immediately preceding the interest payment date, notwithstanding the subsequent transfer or surrender for exchange of this Debenture.

     1. This Debenture is one of a number of Debentures of like tenor in a maximum authorized aggregate principal amount of $1,000,000 (or such increased maximum amount as determined by the Company), each of which Debentures will be issued in denominations of integral multiples of $100; however, no Debenture will be issued in an aggregate principal amount of less than $100. After the original issuance of Debentures, Debentures will be issued only in denominations of $100 aggregate principal amount or integral multiples thereof. All such Debentures mature on June 1, 1998 and bear interest payable at the same rate and on the same dates as the interest on this Debenture.

     2. The holder of this Debenture may, in person or by duly authorized attorney, surrender the same at the Debenture Office and, within a reasonable time thereafter, receive in exchange therefor a Debenture or Debentures, each in the principal amount of $100 or an integral multiple thereof dated as of the date to which interest has been paid on this Debenture (or, if the surrender of this Debenture occurs between any May 15 or November 15 and the next succeeding interest payment date, as of the business day immediately after such interest payment date), and payable to such person or persons, or their order, as may be designated by the registered holder hereof, for the same aggregate principal amount as the unpaid principal amount of this Debenture. No charge will be imposed by the Company in connection with any such exchange, provided such exchange requests are reasonable, except that the Company may require as a condition to such exchange the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     3. The Company has the right to prepay the Debentures in whole at any time, or in part from time to time, on any date or dates after June 1, 1988, at 100% of the principal amount to be so prepaid, together with interest accrued thereon to the date fixed for such prepayment. In the event of each prepayment of this Debenture or any part hereof, notice shall be given to the registered holder hereof not less than thirty (30) days prior to the date fixed for such prepayment. Upon such notice of any prepayment, the Company shall pay to the registered holder hereof at the Debenture Office on the date specified in such notice the principal amount hereof to be so prepaid and interest accrued thereon to such date, and this Debenture or such part hereof as is so prepaid shall cease to bear interest on and after the date of such prepayment. If less than all the Debentures are to be prepaid at any time, the Company shall select the particular Debenture, Debentures or portions thereof to be prepaid in such manner as it, in its sole discretion, deems fair and appropriate. Such manner may include, among others, selection at random from all, or reasonable classifications of, Debentureholders.

     4. The payment of the principal of and the interest on all the Debentures is expressly subordinated in right of payment to the prior payment in full of all "Superior Indebtedness". The term Superior Indebtedness shall be defined herein to mean all indebtedness (other than the Debentures and any indebtedness which by its specific terms is equal or subordinate in right of payment to the Debentures) of the Company or any successor corporation or subsidiary, whether outstanding on the date of the Debentures or thereafter created or incurred, including all indebtedness for money borrowed, assumed or guaranteed, and any modification thereof (but not including account and trade payables and accrued expenses), all regardless of whether short or long term or whether evidenced by a note or other evidence of indebtedness. No payment of principal or interest can be made upon the Debentures at any time (before, upon or after the maturity of an Superior Indebtedness) unless full payment of all amounts then due for principal of (and premium, if any) and interest on all Superior Indebtedness has been made or promised for. In the event of bankruptcy, insolvency, dissolution, winding up, liquidation, reorganization or readjustment or readjustment of the Company, or in the event the Debentures are declared due and payable before their stated maturity because of an Event of Default (as hereinafter defined), the payment of the principal of an interest on the Debentures will be subordinated to the prior payment in full of all Superior Indebtedness, and nothing shall be paid to the holders of the Debentures unless all amounts due to the holders of all Superior Indebtedness have been paid or provided for. In addition, no payment of principal or interest may be made on the Debentures if, at the time of such payment or after giving effect thereto, there exists or would exist a default under any Superior Indebtedness.

     5. Upon the occurrence of an Event of Default (as hereinafter defined) and the receipt by the Company of written notice from or consent of the registered holders of not less than twenty-five percent (25%) of the total unpaid principal amount of the Debentures then outstanding declaring the unpaid principal of this Debenture and all the Debentures then outstanding to be due and payable, the unpaid principal to this Debenture and all of the Debentures shall become immediately due and payable together with all interest accrued thereon. The registered holders of a majority of the then unpaid principal amount of the Debentures then outstanding may waive any uncured or unwaived Event of Default (existing or past), except only an Event of Default caused by default in the payment of principal of or interest on the Debentures.

     6. An "Event of Default" shall have occurred hereunder: (a) if the Company shall default in the payment of any part of the principal of any Debenture when and as the same shall become due and payable, whether at maturity, or otherwise; or (b) if the Company shall default in the payment of any interest on any Debenture when and as the same shall become due and payable and if such default shall continue for a period of thirty (30) days; or (c) if the Company shall default in the due performance or observance of any other of the covenants or conditions contained in this Debenture an such default shall continue for a period of sixty (60) days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Company by the registered holders of not less than twenty-five percent (25%) of the total unpaid principal amount of the Debentures then outstanding; or (d) if, by the order of a court of competent juridiction, a receiver or liquidator or trustee of the Company shall be appointed with respect to a substantial part of its property and shall not have been discharged within one hundred eighty (180) days or if, by decree of such a court, the Company shall be adjudicated insolvent and such decree shall have continued undischarged and unstayed for one hundred eighty (180) days after the entry thereof, or if a petition to reorganize the Company pursuant to the Federal Bankrupcy Code or any other similar stature applicable to the Company shall be filed against the Company and shall not be dismissed within one hundred eighty (180) days after filing; or (e) if the Company shall be adjudicated bankrupt or shall file a petition in voluntary bankruptcy under any provisions of any bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any such law; or (f) if the Company shall make an assignment for the benefit of its creditors or shall submit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or a substantial part of its property.

     7. This Debenture is not, and is not intended to be, an Indenture; however, it does contain all of the terms and provisions of this and all other Debentures. There are no covenants, warranties, agreements, or undertakings imposed upon or made by the Company except as expressly set forth in this Debenture. This Debenture and all other Debentures may be modified by the Company only with the consent of the registered holders of not less than 66 2/3% of the then unpaid principal amount of the Debentures then outstanding. Notwithstanding the foregoing, however, no such modification may, without the consent of the registered holder of each outstanding Debenture affected thereby:
(i) change the fixed maturity of the principal of or interest on any Debenture, or reduce the principal amount thereof, or reduce the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment;
(ii) reduce the percentage of principal amount of outstanding Debentures, the consent of the registered holders of which is required for any such modification; or (iii) reduce the percentage of the principal amount of outstanding Debentures required to waive certain defaults. The Company will notify each registered holder of any modification of the Debentures.

     8. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Debenture and of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender for cancellation of this Debenture if mutilated or only partially destroyed, the Company will make and deliver to the registered holder hereof a new Debenture of like tenor in lieu of this Debenture. Any such new Debenture so delivered shall be dated as of the date to which interest has been paid on this Debenture (unless the aforementioned receipt by the Company occurs between May 15 or November 15 and the next succeeding interest payment date, in which event the new Debenture shall be dated as of the day immediately after such interest payment date).

     9. No recourse shall be had for the payment of this Debenture against any stockholder, officer, director or agent of the Company, either directly or through the Company, by virtue of any suit or the enforcement of any assessment or otherwise; any such liability of stockholders, directors, officers or agents as such being released by the holder hereof by the acceptance hereof.


     IN WITNESS WHEREOF, Dynasil Corporation of America has caused this Debenture to be signed in its corporate name by its duly authorized officers and this Debenture to be dated the __________ day of ___________ 19___ .


                                                  DYNASIL CORPORATION OF AMERICA

          Attest:                                   By


               Secretary                        President

                              Dynasil Corporation

                                   of America

                           10% SUBORDINATED DEBENTURE



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                                  AMOUNT SHOWN
                                 ON FACE HEREOF


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                                DUE JUNE 1, 1998

                                ----------------

                                  INTEREST DUE

                             JUNE 1 AND DECEMBER 1

                                ----------------

                         PRINCIPAL AND INTEREST PAYABLE
                        AT THE DEBENTURE OFFICE DEFINED
                                IN THE DEBENTURE



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                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be constued as though they were written out in full according to applicable laws of regulations:

     TEN COM -- as tenants in common
     TEN ENT -- as tenants by the entireties
     JT TEN  -- as joint tenants with right of
                survivorship and not as tenants
                in common


UNIF GIFT MIN ACT -- ________________ Custodian _____________
                         (Cust)                    (Minor)
                        under Uniform Gifts to Minors Act
                        __________________________________
                                     (State)


    Additional abbreviations may also be used though not in the above list.

                                ----------------

                       FOR VALUE RECEIVED the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE


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Please print or typewrite name and address including postal zip code of assignee


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the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing

                                                                        attorney
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to transfer said Debenture on the books of the Company, with full power of substitution in the premises.


Dated:
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     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the written instrument in every particular, without alteration or enlargement or any change whatever.